UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 2, 1998


                 FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.
             (Exact name of registrant as specified in its charter)


                Texas                                   76-046508
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
            Incorporation)


             675 Bering Drive, Suite 710
                 Houston, Texas                            77057
      (Address of principal executive offices)           (Zip Code)

        Registrant's telephone number, including area code    (713) 977-2600

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On October 2, 1998, First Investors Financial Services Group, Inc., (the "Registrant") acquired 100% of the issued and outstanding common stock of Auto Lenders Acceptance Corporation ("Auto Lenders") from Fortis, Inc. Auto Lenders is an Atlanta-based automobile finance company engaged in the purchase, servicing and collection of automobile installment finance receivables from automobile dealers and commercial banks in 18 states.
      The total transaction price was $77.8 million consisting of $74.8 million in cash, which included the repayment of $55.5 million in intercompany debt to Fortis, Inc. and the assumption of approximately $3.0 million in accounts payable and accrued liabilities. With the completion of the acquisition, Auto Lenders became a wholly-owned subsidiary of the Registrant. Auto Lender's primary assets include a portfolio of automobile loan receivables, retained interests and servicing rights in two pools of previously securitized automobile loan receivables, and furniture, fixtures and equipment.
      The cash portion of the acquisition was funded primarily through a $75 million term loan provided by the Variable Funding Capital Corporation, a commercial paper conduit administered by First Union Capital Markets, Inc.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

      (a)  Financial Statements of Business Acquired.

            In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after October 19, 1998.

      (b)  Pro Forma Financial Information.

            In accordance with Item 7(b) of Form 8-K, such pro forma financial statements shall be filed by amendment to this Form 8-K no later than 60 days after October 19, 1998.

      (c)  Exhibits.

            2.1 Stock Purchase Agreement, dated as of September 9, 1998, between
                First Investors Financial Services Group, Inc. and Fortis, Inc. to purchase Auto Lenders Acceptance Corporation a wholly-owned subsidiary of Fortis, Inc.

           21.1 Subsidiaries of the Registrant

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.



                        BY:\s\ Bennie H. Duck
                              Bennie H. Duck
                              Vice President, Secretary, Treasurer and
                              Chief Financial Officer
                              (Principal Financial and Accounting Officer)
Date:  October 19, 1998